Exhibit 99.1

Bacterin Announces OsteoSponge® Patent

BELGRADE, MT, April 6, 2015 - Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone grafts, is pleased to announce that the United States Patent and Trademark Office has issued US Patent No. 8,992,964 entitled “Process for Demineralization of Bone Matrix with Preservation of Natural Growth Factors.” The issued claims in the patent cover certain demineralized bone matrixes containing minimum levels of bone morphogenetic protein-2 (BMP-2), which include products in Bacterin’s OsteoSponge® product line. Bacterin has pending continuing applications in the United States to pursue protection on other aspects of its bone demineralization technology.

Bacterin’s Chief Scientific Officer, Gregory Juda, commented “We are pleased to receive this patent that protects our proprietary demineralized bone products and recognizes the long term innovation of our company. This patent further substantiates our core competency in demineralized bone matrix technology and we are committed to maintaining our role as a leader in advancing orthobiologic technology.”

The OsteoSponge® technology is two-fold; it allows for the allograft comprised of human bone to become compressible, while maintaining the spectrum of native growth factors inherent to bone. These growth factors are essential for the tissue regeneration process in the patient’s body. Because of this unique combination of properties, clinical investigators have been able to show fusion rates greater than 97 percent in peer-reviewed, published studies. Bacterin was the first company to commercialize a compressible DBM sponge marketed specifically for its handling characteristics, osteoconductive architecture, and osteoinductive properties for orthopedic bone grafting applications.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

The presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward- looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow and achieve profitability; the Company's ability to remain listed on the NYSE MKT; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company's ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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